Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2021, with respect to the consolidated financial statements of BioRestorative Therapies, Inc. as of December 31, 2020 and 2019, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey
August 6, 2021